FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Reports Second Quarter 2015 Results

DEERFIELD BEACH, FL, August 14, 2015 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer of innovative LED lighting solutions including power failure lighting, today reported its financial results for the second quarter of 2015.

Stewart Wallach, Capstone’s CEO, commented, “Second quarter results were in-line with our expectations, reflecting the strategic brand change from Capstone to Hoover® HOME LED , the lingering effects of the west coast port strike that was resolved earlier this year, and our focus on new product introductions.  With those issues now behind us and a strong backlog, revenue will ramp up significantly in the third quarter 2015.”

Second Quarter Review

Revenue was $0.3 million for the second quarter, down from the prior year’s second quarter primarily due to the previously disclosed transition to the new Hoover® HOME LED branded product lines and the impact of the west coast port labor dispute.

Gross profit was $0.1 million in the second quarter of 2015.  Gross profit margin as a percent of sales was 18.4%.  Second quarter 2015 gross profit and margin included a cost accrual of approximately $35 thousand for allowances from a previous period, which was the driver of lower gross profit margin when compared with the prior-year period.

Operating expenses totaled $0.7 million, flat with the second quarter of 2014.

For the second quarter, the Company recorded a net loss of $0.7 million compared with a net loss of $0.4 million in 2014.

Webcast and Teleconference to Review Results and Outlook

The Company will host a live webcast and conference call on Friday, August 14, 2015 at 10:30 a.m. ET.  During the call, management will review the financial and operating results and discuss the Company’s corporate strategy and outlook, followed by a question-and-answer session.  The conference call can be accessed by dialing (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.

A telephonic replay will be available from 1:30 p.m. ET the day of the teleconference until Friday, August 21, 2015.  To listen to the replay of the call, dial (858) 384-5517 and enter replay pin number 13614276.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® HOME LED lighting product line, to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words.  These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company’s products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URL’s are not incorporated into this press release.

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-K FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

For more information, contact

Company:                                                                Investor Relations:

Aimee Gaudet                                                         Garett Gough, Kei Advisors LLC

Corporate Secretary                                             (716) 846-1352

(954) 252-3440, ext 313                                       ggough@keiadvisors.com

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues, net	$289,984	$1,181,379	$1,003,501	$5,269,748
Cost of sales	(236,725)	(828,537)	(642,892)	(3,610,366)
Gross profit	53,259	352,842	360,609	1,659,382
Gross margin	18.4%	29.9%	35.9%	31.5%

Operating expenses:
Sales and marketing	131,841	73,327	168,512	373,999
Compensation	332,281	374,803	693,390	670,130
Professional fees	49,389	32,244	145,562	106,025
Product development	60,752	84,601	106,409	216,931
Other general and administrative	126,963	144,443	248,319	286,983
Total operating expenses	701,226	709,418	1,362,192	1,654,068

Net operating (loss) income	(647,967)	(356,576)	(1,001,583)	5,314

Other expense:
Interest expense	(57,123)	(52,445)	(94,279)	(153,570)
Total other expense	(57,123)	(52,445)	(94,279)	(153,570)

Loss before tax provision	(705,090)	(409,021)	(1,095,862)	(148,256)

Provision for income tax	-	(4,258)	-	(4,258)

Net loss	$(705,090)	$(413,279)	$(1,095,862)	$(152,514)

Net loss per common share
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00
Weighted Average Shares Outstanding
Basic	696,591,051	654,010,532	675,042,840	655,046,444
Diluted	696,591,051	654,010,532	675,042,840	655,046,444

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2015	2014
Assets:	(Unaudited)
Current Assets:
Cash	$807,466	$313,856
Accounts receivable - net	186,483	977,597
Advances	-	14,456
Inventory	194,976	128,984
Prepaid expense	1,609,630	358,046
Total Current Assets	2,798,555	1,792,939

Fixed Assets:
Computer equipment and software	15,608	12,272
Machinery and equipment	333,393	299,693
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(252,829)	(223,589)
Total Fixed Assets	101,837	94,041

Other Non-current Assets:
Deposit	12,193	12,193
Investment (AC Kinetics)	500,000	500,000
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	2,448,213	2,448,213
Total Assets	$5,348,605	$4,335,193

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable and accrued expenses	$416,367	$644,629
Note payable - Sterling Factors	184,115	286,945
Notes and loans payable to related parties - current maturities	4,318,179	1,936,679
Total Current Liabilities	4,918,661	2,868,253

Commitments and Contingent Liabilities (Note 5)

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 50,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series C, par value $1.00 per share, authorized 1,000 shares, issued -0- shares at June 30, 2015 and 1,000 shares at December 31, 2014	-	1,000
Common Stock, par value $.0001 per share, authorized 850,000,000 shares, issued 721,989,957 shares at June 30, 2015 and 654,010,532 at December 31, 2014	66,081	65,401
Additional paid-in capital	7,246,244	7,187,058
Accumulated deficit	(6,882,381)	(5,786,519)
Total Stockholders' Equity	429,944	1,466,940
Total Liabilities and Stockholders’ Equity	$5,348,605	$4,335,193

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Six Months Ended
	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,095,862)	$(152,514)
Adjustments necessary to reconcile net loss to net cash used in operating activities:
Stock cancellation	-	(28,876)
Depreciation and amortization	29,239	39,910
Compensation expense from stock options	58,866	35,344
Accrued sales allowance	(196,977)	(36,505)
Decrease in accounts receivable	988,091	6,117,314
(Increase) decrease in inventory	(65,990)	18,326
(Increase) decrease in prepaid expenses	(1,251,586)	344,118
Decrease (increase) in other assets	14,456	(97,910)
Decrease in accounts payable and accrued expenses	(228,262)	(1,568,338)
Increase in accrued interest on notes payable	81,500	98,035
Net cash (used in) provided by operating activities	(1,666,525)	4,768,904

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(37,036)	(23,028)
Net cash used in investing activities	(37,036)	(23,028)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	1,588,827	6,385,914
Repayments of notes payable	(1,691,656)	(10,623,058)
Proceeds from notes and loans payable to related parties	2,500,000	950,000
Repayments of notes and loans payable to related parties	(200,000)	(1,439,600)
Net cash provided by (used in) financing activities	2,197,171	(4,726,744)

Net Increase in Cash and Cash Equivalents	493,610	19,372
Cash and Cash Equivalents at Beginning of Period	313,856	436,592
Cash and Cash Equivalents at End of Period	$807,466	$455,964